Exhibit 21


                       SUBSIDIARIES OF THE REGISTRANT

                              December 31, 2003

                              CNB BANCORP, INC.
                      10-24 N. Main Street, P.O. Box 873
                         Gloversville, New York 12078
                                      |
                                      |
                                      |
                                      |
                                      |
-----------------------------------------------------------------------------
CITY NATIONAL BANK AND TRUST COMPANY                 HATHAWAY AGENCY, INC.
 10-24 N. Main Street, P.O. Box 873                    7 Church Street
    Gloversville, New York 12078                 Gloversville, New York 12078
    ----------------------------                 ----------------------------
           (100% Owned)                                   (100% Owned)
                |
                |
                |
                |
                |
          CNB REIT CORP.
 10-24 N. Main Street, P.O. Box 873
    Gloversville, New York 12078
    ----------------------------
           (100% Owned)